UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St Suite 450
Needham, Massachusetts		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2026, Candel Therapeutics, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Charles Schoch, the Company’s Chief Financial Officer. The Employment Agreement provides for Mr. Schoch’s continued at-will employment and sets forth the terms and conditions of his employment. Pursuant to the Employment Agreement, Mr. Schoch will continue to receive an annual base salary of $468,600 and continues to be eligible for an annual bonus with a target amount of 40% of his base salary. Mr. Schoch is also eligible to participate in the Company’s employee benefit plans available to its employees, subject to the terms of those plans.

Pursuant to the Employment Agreement, in the event that Mr. Schoch’s employment is terminated by the Company without “cause” or by Mr. Schoch for “good reason” (each as defined in the Employment Agreement), subject to the execution and effectiveness of a “separation agreement and release” (as defined in the Employment Agreement) within 60 days of such termination, he will be entitled to receive (i) an amount equal to nine months of his then-current base salary plus his target annual bonus for the then-current year, payable in installments over nine months commencing within 60 days of termination, and (ii) subject to Mr. Schoch’s timely election to continue COBRA health coverage and copayment of premium amounts at the applicable active employees’ rate, the Company will continue to pay the share of the premiums that the Company would have paid to provide health insurance to Mr. Schoch until the earliest of (A) nine months following the date of termination or (B) Mr. Schoch’s eligibility for group medical plan benefits under any other employer’s group medical plan, or (C) the cessation of Mr. Schoch’s health continuation rights under COBRA, subject to customary deductions and payable in accordance with the Company’s normal payroll practices. Pursuant to the Employment Agreement, all equity awards held by Mr. Schoch that are subject to time based vesting will fully accelerate if Mr. Schoch’s employment is terminated by the Company without “cause” or by Mr. Schoch for “good reason” within one month prior to or 12 months following the consummation of a “change in control” (as such terms are defined in the Employment Agreement). The Employment Agreement also contains customary provisions regarding confidentiality, non-competition and non-solicitation.

The foregoing description of the material terms of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, effective as of June 12, 2026, by and between Candel Therapeutics, Inc. and Charles Schoch
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date:	June 16, 2026	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci President and Chief Executive Officer